Exhibit 99.1

EXTENDED STAY AMERICA

APPOINTS CHRISTOPHER N. DEKLE AS GENERAL COUNSEL AND CORPORATE SECRETARY

Current Deputy General Counsel to Succeed John R. Dent Effective June 1, 2018

CHARLOTTE, N.C. – May 16, 2018 (GlobeNewswire) — Extended Stay America, Inc. (“ESA”) and its paired-share REIT, ESH Hospitality, Inc. (“ESH”), ( collectively, the “Company”) (NYSE: STAY) today announced that Christopher N. Dekle has been appointed to serve as the next General Counsel and Corporate Secretary of both companies, effective June 1, 2018.

Mr. Dekle, 46, joined the Company in 2005 and has since served in positions of increasing responsibility including Corporate Counsel, Assistant General Counsel, General Counsel and Vice President, and most recently as Deputy General Counsel, Vice President and Assistant Secretary. From 2003 to 2005, Mr. Dekle was General Counsel for Employers Life Insurance Corporation. From 1997 to 2003, Mr. Dekle was in private practice.

Mr. Dekle succeeds John R. Dent, who has been commuting to Charlotte since his appointment in January 2015. Mr. Dent will return to private practice in the Washington D.C. area, where he will remain available to the Company and its Boards of Directors on an ongoing basis.

Jonathan Halkyard, President and Chief Executive Officer of ESA and ESH, said, “Few if any persons have the depth of institutional knowledge about Extended Stay America that Christopher Dekle has amassed over the past thirteen years, and no one is more qualified to take the helm as the Company’s chief legal officer. With Christopher’s appointment, we continue to fill our executive ranks with exceptionally talented individuals with deep understanding of our core business, serving the extended stay guest.”

Mr. Dekle said, “I’d like to thank Jonathan and the Boards of Directors for appointing me as General Counsel and Corporate Secretary. I’m excited and honored to take the reins as our ESA 2.0 initiatives gain steam with asset sales, franchising, and new development. It is a transformative time for the Company as we continue seeking ways to maximize value for our shareholders.”

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance and execution of the Company’s ESA 2.0 initiatives, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2018 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America. Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with 598 hotels and approximately 66,000 rooms in the U.S. ESA manages all of ESH’s hotel properties in addition to 27 Extended Stay America branded hotels for third parties, providing over 8,000 jobs at Extended Stay America hotels and corporate headquarters. Extended Stay America® is the leading brand in the mid-priced extended stay segment, with approximately twice as many rooms as its nearest competitor. Visit www.esa.com for more information.

Contacts

Investors: Rob Ballew (980) 345-1546 investorrelations@esa.com	Media: Terry Atkins (980) 345-1648 tatkins@esa.com

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